Exhibit 5.1
March 10, 2010
First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59116
Ladies and Gentlemen:
     We have acted as counsel to First Interstate BancSystem, Inc., a Montana corporation (the “Company”), in connection with its registration statement on Form S-1 (File No. 333-164380), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the proposed public offering of up to 10,005,000 shares of the Company’s Class A common stock, no par value per share (“Common Stock”), all of which shares (the “Shares”) are to be sold by the Company. The Shares include 1,305,000 shares of Common Stock that may be sold by the Company if the underwriters exercise their option granted by the Company to purchase additional shares of Common Stock. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Montana Business Corporation Act (the “Montana Act”), Company corporate records and documents, certificates of Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including, but not limited to, the proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein or in a schedule thereto, for whom Barclays Capital Inc. will act as representative, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), the Company’s Amended and Restated Articles of Incorporation, as certified by the Secretary of State of the State of Montana as of a recent date, the Company’s Amended and Restated Bylaws dated January 28, 2010, and resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and arrangements in connection therewith.
     In making our examination, we have assumed the legal capacity of all natural persons, that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed the accuracy and completeness of all information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below. We have

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relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In connection with the opinion hereinafter expressed, we have assumed that all of the Shares will be issued and sold in the manner stated in the prospectus forming a part of the Registration Statement and the Underwriting Agreement.
     Based on the foregoing and on such legal considerations as we deem relevant, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Shares specified in the resolutions adopted by the Board of Directors and to be adopted by the Pricing Committee of the Board of Directors, the Shares will be validly issued, fully paid, and non-assessable.
     We express no opinion other than as to the Montana Act. As used herein, the term “Montana Act” also includes the statutory provisions contained therein, all applicable provisions of the Montana Constitution and reported judicial decisions interpreting these laws. We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Holland & Hart LLP

Holland & Hart LLP